EXHIBIT 10.1
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                      9% CONVERTIBLE SUBORDINATED DEBENTURE


$-----------                                            Cambridge, Massachusetts
                                                        April 8, 1999


         On May 8, 2000 (the "Maturity Date"), for value received, the undersigned DynaGen, Inc., a Delaware corporation (the "Maker"), promises to pay to _______________ (the "Payee"), the principal sum of _____________________
United States Dollars ($--------) or the then outstanding principal amount hereof, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full. This Debenture is one of a series of Debentures of like tenor issued on or about the date hereof.

1.       INTEREST AND PRINCIPAL

         1.01 Interest. The Maker shall pay interest on the outstanding principal amount of this Debenture from the date hereof until such principal amount is paid in full at the rate of Nine percent (9%) per annum. Interest payments shall be made, at the option of the Maker, in cash or in shares of common stock, $.01 par value per share ("Common Stock") of Maker valued at the closing price on the last trading before payment on June 30, 1999, September 30, 1999 December 31, 1999, and March 31, 2000 (the "Payment Dates").

         1.02 Principal. The entire outstanding principal together with interest accrued thereon on amount of this Debenture shall be automatically converted into shares of Common Stock at the Conversion Rate (as defined in Section 2.01 hereof) applicable on the Maturity date and shall be due and payable on May 8, 2000.

2.       CONVERSION

         2.01 Optional Conversion. Subject only to the mandatory conversion provisions and special conversion provisions of section 2.02 and 2.03, this Debenture shall be convertible into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as hereinafter defined) at any time prior to Maturity at the discretion of the Payee. Conversion Rate shall mean a number of shares determined by (x) multiplying (a) the then issued and outstanding shares of Common Stock (primary) by (b) .05 (assuming an entire issuance of $1,000,000 of Debentures in this series of Debentures or a pro rata increase or decrease in such .05 to the extent that the aggregate issuance of Debentures exceeds or falls short of $1,000,000) and (y) multiplying the product of (a) and
(b) by a fraction the numerator of which shall be the principal amount of Debenture proposed to be converted and the denominator of which shall be the aggregate principal amount of all Debentures issued in this series of Debentures.

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         2.02 Mandatory Conversion. The entire principal and accrued interest of the Debenture shall be automatically converted (1) at the then applicable Conversion Rate immediately prior to the closing of a firm commitment underwritten public offering in which the aggregate public offering price to the public equals or exceeds $10,000,000, (2) immediately prior to the closing of a sale of all or substantially all of the assets of Maker or a merger of Maker with or into another entity in which Maker is not the surviving entity into a number of shares of Common Stock with a value equal to 5% of the consideration received by Maker or its stockholders in such a transaction (assuming an entire issuance of $1,000,000 in this series of Debentures and otherwise adjusted as set forth in Section 2.01) multiplied by a fraction the numerator of which is the principal amount of this Debenture and the denominator of which is the aggregate principal amount of all Debentures in this series of Debentures, (3) upon the exercise by Mr. Cusick of at least half of any options to purchase shares of Common Stock of Maker granted to him during 1999, and (4) upon Maturity.

         2.03 Special Conversion. The entire principal and accrued interest of the Debenture shall be automatically converted into the number of New Issue Securities (as hereinafter defined) as could have been acquired in a New Issue (as hereinafter defined) for outstanding principal amount plus accrued interest on this Debenture; provided that the conversion rate of the New Issue Securities is equal to or better than that of the Debentures. New Issue shall mean a private placement of convertible preferred stock or debentures taking place within 4 months of the date hereof and with a conversion rate calculation method similar to that set forth in Section 2.01 of this Debenture. New Issue Securities shall mean the preferred stock or debentures issued in the New Issue.

3.       SUBORDINATION

         3.01 Subordinated Debt. The indebtedness evidenced by this instrument ("Subordinated Debt") is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all Superior Debt (as defined in Section 3.02 ) of the Maker to the extent provided in this section.

         3.02 Superior Debt. For the purpose of these subordination provisions the term "Superior Debt" shall mean all principal, interest, charges, expenses, and attorneys' fees arising out of or relating to all indebtedness of Maker owing to the First National Bank of Boston or any other bank or institutional lender ("Bank") whether outstanding on the date of this Debenture or subsequently incurred unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is junior and subordinate to other indebtedness and obligations of the Maker (such indebtedness of the Maker to which this instrument is subordinate and junior being referred to as "Superior Debt").

         3.03 Permitted Payments. Maker shall not make any regularly scheduled payment of accrued interest on any Subordinated Debt unless at the time of such scheduled interest payment there exists no event of default under the Superior Debt and so long as such payment would not thereby result in such an event of default.
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         3.04     Default on Superior Debt.

         (a) In the event the Maker shall default in the payment of any principal or interest on any Superior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

         (b) Upon the happening of an event of default with respect to any Superior Debt, as defined in the instrument under which the same is outstanding, which occurs at the maturity of same or which permits Bank to accelerate the maturity of the Superior Debt (other than under circumstances when the terms of SECTION 3.04(A) are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

         3.05 Further Assurances. Payee shall sign any agreement which may be required by a Bank to either (a) evidence this subordination or (b) extend this subordination to meet the requirements of the Bank.

4.       DEFAULTS AND REMEDIES.

         4.01  Events of Default. An "Event of Default" shall occur if:

              (a) the Maker defaults in the payment of interest on this Debenture when the same becomes due and payable and such Default continues for a period of 30 days;

              (b) the Maker defaults in the payment of principal on this Debenture when the same becomes due and payable, at maturity or otherwise;

              (c) the Maker fails to comply with any of the other agreements contained in this Debenture, and the Default continues for the period and after the notice specified below; and

              (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                       (i)  commences a voluntary case;

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                       (ii) consents to the entry of an order against it for
         relief in an involuntary case; or

                       (iii) makes a general assignment for the benefit of its creditors; or

              (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (i) is for relief against the Maker in an involuntary case;

                       (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Company; or

                       (iii) orders a liquidation of the Company.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (c) above shall not constitute an Event of Default until Payee notifies the Maker of the Default and the Maker does not cure the Default within 60 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.

         4.2 Acceleration. If an Event of Default occurs and is continuing, the holder of this Debenture may, by notice to the Maker, declare the principal of and accrued interest on this Debenture to be immediately due and payable.

         4.3 Other Remedies. Subject to SECTION 2.02, if an Event of Default occurs and is continuing, the holder of this Debenture may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Debenture or to enforce any provision of this Debenture. A delay or omission by the holder of this Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiesce in the Event of Default. All remedies are cumulative to the extent permitted by law.

5.       USURY.

         It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Debenture are in conflict with applicable usury law this SECTION 5 shall govern as to such terms or provisions, and this Debenture shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Debenture shall

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under no circumstances exceed the maximum interest allowed by applicable law.
Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Debenture shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Debenture so that the effective rate of interest is uniform throughout the life of this Debenture, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.



6.       MISCELLANEOUS

         The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Debenture, and hereby consents to any extensions of time, renewals, releases of any party to this Debenture, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Debenture. THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE STATE OF MASSACHUSETTS.

                                        DYNAGEN, INC.


                                        By: ___________________________________
                                        Name: Dhananjay Wadekar
                                        Title: Executive Vice President





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